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                       REVISION TO PRICING SUPPLEMENT NO.5

PROSPECTUS DATED MARCH 6, 2000                      PRICING SUPPLEMENT NO. 5A TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                              APRIL 25, 2000
                                                                  RULE 424(B)(3)
                       Donaldson, Lufkin & Jenrette, Inc.
                                MEDIUM-TERM NOTES
                   Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:                $ 100,000,000               Optional Conversion:        N / A

Price To Public:                     100.0000%               Optional Repayment Date:    Non-Call / Life
Underwriting Discount:                  .3500%
Proceeds To Issuer:                   99.65 %                Business Day Jurisdiction:  New York

Settlement Date                  April 25, 2000              Initial Redemption          N / A
(Original Issue Date):                                       Percentage:

Specified Currency:              US Dollars                  Initial Redemption Date:    N / A

Authorized Denomination:         $1,000                      Annual Redemption           N / A
                                                             Percentage Reduction:

Maturity Date:                   April 25, 2003              Book Entry Note or          B / E
                                                             Certificated Note:
Interest Rate:                   3 month USD Libor + 45
                                 basis points

First Coupon:                    $ 1,708,777.78

Interest Payment Dates:          Quarterly, 25th day of      Total Amount of OID:        N / A
                                 Jan, April, July, and
                                 Oct., or as modified

Interest Determination Date:     2 business days prior to    Day Count:                  Act/360
                                 the Interest Payment
                                 Dates
                                                             CUSIP:                      25766CCE2
First Interest Date:             July 25, 2000

Paying Agent:                    The Chase Manhattan Bank

Settlement:                      DTC#: 443
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CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE
ACCOMPANYING PROSPECTUS SUPPLEMENT.
               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION